Exhibit 99.1

Ribbon Communications Inc. Releases

First Quarter Financial Results

Revenue was $158 million for the first quarter of 2020

First Quarter 2020 software sales grew 62 percent compared with first Quarter 2019

Completed the merger with ECI Telecom during March 2020

May 6, 2020

Conference Call Details

Conference call to discuss its financial results for the first quarter ended March 31, 2020 on May 6, 2020, via the investor section of its website at http://investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference Call Details:
Date:  May 6, 2020
Time:  4:30 p.m. (ET)
Dial-in number (Domestic): 877-407-2991

Dial-in number (Intl): 201-389-0925

Instant Telephone Access: Call me™

Replay information:
A telephone playback of the call will be available following the conference call until May 20, 2020 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13702403.

Investor Relations

Monica Gould

+1 (212) 871-3927

IR@rbbn.com

Lindsay Savarese

1 (212) 331-8417

IR@rbbn.com

US Press

Dennis Watson

+1 (214) 695-2224

dwatson@rbbn.com

International Press

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Industry Analyst Relations

Michael Cooper

+1 (708) 383-3387

mcooper@rbbn.com

WESTFORD, Mass. – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of converged communications software and network solutions to Service Providers, Enterprises, and critical infrastructure sectors, today announced its financial results for the first quarter of 2020.

Revenue for first quarter of 2020 was $158 million compared with $119 million in first quarter of 2019, an increase of 33%. Approximately $30 million of the year-over-year revenue increase was attributable to the acquisition of ECI Telecom Group, Ltd. (ECI), which closed on March 3, 2020.

“We are pleased with our first quarter sales results. In the face of very difficult global conditions for our customers and employees arising from the COVID-19 pandemic, we achieved organic revenue growth of eight percent compared with the first quarter of last year, driven by strong demand for our communications software as our customers responded to increased traffic on their networks,” said Bruce McClelland, President and Chief Executive Officer of Ribbon Communications. “We saw an increase in session software deployments to facilitate remote work and Ribbon’s multi-year investments in fully virtualized software and cloud products allowed us to rapidly deploy solutions for our Service Provider and Enterprise customers.”

Mr. McClelland added, “During March we successfully completed the merger with ECI. Although the ongoing pandemic has impacted demand in certain regions and created supply chain challenges for our Packet Optical Network products, we are excited about the opportunities this merger provides, with an impressive breadth of products to serve our combined global customer base.”

Financial Highlights1,2

The following table summarizes the consolidated first quarter financial highlights for 2020 and 2019 (in millions, except per share amounts).

	Three months Ended
($ in millions, except per share amounts)	March 31,
	2020	2019
GAAP Total revenue	$158	$119
GAAP Gross Margin	52%	48%
GAAP Net loss	$(33)	$(31)
Non-GAAP Net income (Loss)	$1	$(9)
GAAP Loss per share[3]	$(0.27)	$(0.29)
Non-GAAP Diluted earnings (loss) per share[4]	$0.01	$(0.08)
Non-GAAP Adjusted EBITDA	$10	$(3)
Cash flow from operations	$40	$20

1Results for the period ended March 31, 2020 represent three months of Ribbon and the period March 3, 2020 to March 31, 2020 for ECI. Results for the period ended March 31, 2019 represents three months of Ribbon only.

2Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures, and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” and in the press release appendix.

3Weighted-average basic shares were 121 million and 108 million for the quarters ended March 31, 2020 and 2019, respectively.

4Weighted-average diluted shares were 122 million and 108 million for the quarters ended March 31, 2020 and 2019, respectively.

“First quarter 2020 sales benefited from a 62 percent increase in our software product revenue as well as growth in sales of our Enterprise solutions compared with first quarter of last year. Ribbon’s standalone Non-GAAP gross margin grew 6 percentage points, overall Non-GAAP Adjusted EBITDA grew $13 million to $10 million, and operating cash flow doubled to $40 million over last year’s first quarter,” said Daryl E. Raiford, Chief Financial Officer of Ribbon Communications. “These results demonstrate solid execution of our ongoing strategic priorities. While the global pandemic has impacted near term visibility, particularly for our recently acquired ECI business, we continue to be focused on serving our customers, caring for our employees and building shareholder value.”

Business Outlook

Visibility into Ribbon’s organic business remains solid as Service Provider and Enterprise customers continue to respond to increased demand. The Company’s recent merger makes its previous guidance provided on a standalone basis no longer applicable and, therefore, the Company is withdrawing such guidance. Ribbon remains optimistic about the long-term prospects of the industry and the criticality of the Company’s solutions. However, the Company expects the COVID-19 global pandemic to continue to impact the near-term performance of its recently acquired ECI business. Accordingly, Ribbon is not providing guidance at this time.

Upcoming Second Quarter 2020 Virtual Investor Conference Schedule

•	May 12, 2020 – Oppenheimer 5th Annual Emerging Growth Conference, (one-on-one institutional investor meetings).
•	May 13, 2020 – J. P. Morgan 48th Annual Global Technology, Media, and Communications Conference (presentation and one-on-one institutional investor meetings).
•	May 19, 2020 – Needham 15th Annual Technology and Media Conference (presentation and one-on-one institutional investor meetings).
•	May 27, 2020 – Cowen 48th Annual Global Technology, Media, and Telecom Conference (presentation and one-on-one institutional investor meetings).

About Ribbon Communications

Ribbon Communications (Nasdaq: RBBN), which recently merged with ECI Telecom Group, delivers global communications software and network solutions to service providers, enterprises, and critical infrastructure sectors. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today’s smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge IP solutions, packet and optical networking leveraging ECI’s Elastic Network technology, UCaaS/ CPaaS cloud offers, and leading-edge software security and analytics tools. To learn more about Ribbon visit rbbn.com and for more information about our packet and optical networking portfolio visit ecitele.com

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements made by our president and chief executive officer and our chief financial officer regarding the anticipated impact of COVID-19 on our business, results of operations and financial position, the expected benefits from our acquisition of ECI, statements in the sections “Financial Highlights,” “Business Outlook,” and “Upcoming Second Quarter 2020 Virtual Investor Conference Schedule,” integration activities, business strategy, strategic position, and plans and objectives of management for future operations are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including risks related to the COVID-19 pandemic and its impact on the global economy and financial markets, as well as on the Company, our customers, and suppliers, which may impact our sales, gross margin, customer demand and our ability to supply our products to our customers; risks that the businesses of ECI will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the merger with ECI; potential litigation relating to the merger with ECI and disruptions from the integration efforts that could harm our business; our ability to recruit and retain key personnel; reductions in customer spending; a slowdown in customer payments and changes in customer requirements, including the timing of customer purchasing decisions and our recognition of revenues; the potential impact of the consummation of the proposed transaction on relationships with third parties, including customers, employees and competitors; conditions in the credit markets, credit risks and risks related to the terms of our credit agreement; risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; ability to attract new customers and retain existing customers in the manner anticipated; reliance on and integration of information technology systems; changes in legislation or governmental regulations affecting the companies; international, national or local economic, social, health or political conditions that could adversely affect the companies or our customers; our successful integration activities with respect to our acquisitions; our ability to realize benefits from other mergers and acquisitions; the effects of disruption from acquisitions, making it more difficult to maintain relationships with employees, customers, business partners or government entities; unpredictable fluctuations in quarterly revenue and business from our existing customers; failure to compete successfully against telecommunications equipment and networking companies; failure to grow our customer base or generate recurring business from existing customers; consolidation in the telecommunications industry; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring and cost-containment activities; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights and obtain necessary licenses; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; our negotiation position relative to our large customers; the limited supply of certain components of our products; the potential for defects in our products; higher risks in international operations and markets; the impact of increased competition; increases in tariffs, trade restrictions or taxes on our products; currency fluctuations; data privacy and cyber security risks; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures. The foregoing list is not exhaustive.

All of our forward-looking statements involve known and unknown risks, uncertainties (some of which are significant or beyond our control) and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements express or implied by the forward-looking statements and such assumptions could cause actual results to differ materially from our historical experience and our present expectations or projections. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. For further information regarding risks and uncertainties associated with Ribbon Communications' business and important factors that could cause actual results to differ materially from these forward-looking statements, please refer to the "Risk Factors" section of Ribbon Communications' most recent annual report filed with the SEC, as updated by our quarterly report for the quarter ended March 31, 2020 to be filed with the SEC. Any forward-looking statements represent Ribbon Communications' views only as of the date on which such statement is made and should not be relied upon as representing Ribbon Communications' views as of any subsequent date. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. While Ribbon Communications may elect to update forward-looking statements at some point, Ribbon Communications specifically disclaims any obligation to do so, except as may be required by law.

Basis of Presentation

The terms “Ribbon standalone”, “Ribbon’s organic business” and “organic” as used herein refer to the business, continuing operations and/or financial results, as the context dictates, of Ribbon Communications excluding the recently acquired ECI business. The term “overall” as used herein refers to Ribbon consolidated results (including the results of ECI post-acquisition through March 31, 2020) for the metric or period indicated

Discussion of Non-GAAP Financial Measures

Ribbon Communications’ management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. Our annual financial plan is prepared on a non-GAAP basis and is approved by our board of directors. Budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis and actual results on a non-GAAP basis are assessed against the annual financial plan. We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and when planning and forecasting future periods. By continuing operations, we mean the ongoing results of the business adjusted for certain expenses and credits, including, but not limited to, stock-based compensation; amortization of intangible assets; certain litigation costs; impairment of goodwill; acquisition- and integration-related expense; restructuring and related expense; a reduction to deferred purchase consideration and the tax effect of these adjustments. While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-Based Compensation

Stock-based compensation expense is different from other forms of compensation, as it is a non-cash expense. For example, a cash salary generally has a fixed and unvarying cash cost. In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by an employee, and the cost to us is based on a stock-based compensation valuation methodology, subjective assumptions and the variety of award types, all of which may vary over time. We evaluate performance without these measures because stock-based compensation expense is influenced by the Company’s stock price and other factors, such as volatility and interest rates that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in our operating plans, and we believe that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into our management’s method of analysis and the Company’s core operating performance. It is reasonable to expect that stock-based compensation will continue in future periods.

Amortization of Intangible Assets

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation. We believe that excluding non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

Litigation Costs

We were involved in litigation with a certain competitor with whom we reached a settlement in the second quarter of 2019. In connection with this litigation, we incurred litigation costs beginning in the fourth quarter of 2017, including $6.2 million of expense in the first quarter of 2019. In addition, we are currently the plaintiff in litigation with a former business partner of GENBAND regarding amounts loaned to this former business partner that were never repaid. We recorded expense in connection with this litigation of $3.0 million in the three months ended March 31, 2020 and $1.7 million in the three months ended December 31, 2019. We believe that such costs are not part of our core business or ongoing operations. Accordingly, we believe that excluding the litigation costs related to these specific legal matters facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Annual Goodwill Evaluation

We performed our annual testing for impairment of goodwill in the fourth quarter of 2019. We operate as a single operating segment with one reporting unit and consequently we evaluate goodwill for impairment based on an evaluation of the fair value of the Company as a whole. Upon completion of the goodwill impairment test, we determined that it was necessary to reduce our goodwill carrying amount and recorded a non-cash impairment charge in the fourth quarter of 2019. We believe that such non-cash costs are not part of our core business or ongoing operations. Accordingly, we believe that excluding the goodwill impairment charge facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Acquisition- and Integration-Related Expense

We consider certain acquisition- and integration-related costs to be unrelated to the organic continuing operations of our acquired businesses and the Company, and such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of an acquisition, which often drive the magnitude of acquisition- and integration-related costs, may not be indicative of future acquisition- and integration-related costs. By excluding these acquisition- and integration-related costs from our non-GAAP measures, we believe that our management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that the acquired assets will generate for us. We exclude certain acquisition- and integration-related costs to allow more accurate comparisons of our financial results to our historical operations and the financial results of less acquisitive peer companies. In addition, we believe that providing supplemental non-GAAP measures that exclude these items allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related Expense

We have recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce. We review our restructuring accruals and facilities requirements regularly and record adjustments to these estimates as required. We believe that excluding restructuring and related expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

Reduction to Deferred Purchase Consideration

We recorded $8.1 million in other income (expense), net, in the first quarter of 2019 related to the reduction of cash deferred purchase consideration for Edgewater. We believe that such reductions to cash deferred purchase consideration are not part of our core business or ongoing operations, as they relate to specific acquisitive transactions. Accordingly, we believe that excluding such reductions related to acquisition transactions facilitates the comparison of our financial results to our historical results and to other companies in our industry.

Tax Effect of Non-GAAP Adjustments

Beginning with the second quarter of 2019, non-GAAP income tax expense is presented based on an estimated tax rate applied against forecasted annual non-GAAP income.  The non-GAAP income tax expense assumes no available net operating losses or any valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. Due to the methodology applied to our estimated annual tax rate, our estimated tax rate on non-GAAP income will differ from our GAAP tax rate and from our actual tax liabilities.

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. We calculate Adjusted EBITDA by excluding from net income (loss): interest income (expense), net; income tax provision; depreciation; and amortization of intangible assets. In addition, we exclude from net income (loss): stock-based compensation expense; certain litigation costs; impairment of goodwill; acquisition- and integration-related expense; restructuring and related expense; and other income (expense), net. In general, we add back the expenses that we consider to be non-cash and/or not part of our ongoing operations. Adjusted EBITDA is a non-GAAP financial measure that is used by our investing community for comparative and valuation purposes. We disclose this metric to support and facilitate our dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way our management views them. We further believe that providing this information helps investors to better understand our core financial and operating performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Revenue:
Product	$75,899	$81,339	$47,480
Service	82,083	79,770	71,448
Total revenue	157,982	161,109	118,928

Cost of revenue:
Product	44,933	32,291	33,147
Service	31,479	27,873	29,192
Total cost of revenue	76,412	60,164	62,339

Gross profit	81,570	100,945	56,589

Gross margin:
Product	40.8%	60.3%	30.2%
Service	61.6%	65.1%	59.1%
Total gross margin	51.6%	62.7%	47.6%

Operating expenses:
Research and development	42,295	35,604	35,933
Sales and marketing	36,351	30,783	30,059
General and administrative	17,205	13,037	18,694
Impairment of goodwill	-	164,300	-
Acquisition- and integration-related	12,384	6,092	3,199
Restructuring and related	2,075	(49)	4,932
Total operating expenses	110,310	249,767	92,817

Loss from operations	(28,740)	(148,822)	(36,228)
Interest expense, net	(3,395)	(525)	(1,364)
Other (expense) income, net	(844)	316	7,774

Loss before income taxes	(32,979)	(149,031)	(29,818)
Income tax provision	(191)	(1,332)	(1,014)

Net loss	$(33,170)	$(150,363)	$(30,832)

Loss per share:
Basic	$(0.27)	$(1.36)	$(0.29)
Diluted	$(0.27)	$(1.36)	$(0.29)

Weighted average shares used to compute loss per share:
Basic	120,992	110,269	108,167
Diluted	120,992	110,269	108,167

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$96,830	$44,643
Restricted cash	13,238	-
Accounts receivable, net	205,793	192,706
Inventory	67,067	14,800
Other current assets	45,904	27,146
Total current assets	428,832	279,295

Property and equipment, net	46,903	28,976
Intangible assets, net	452,930	213,366
Goodwill	414,389	224,896
Deferred income taxes	6,225	4,959
Operating lease right-of-use assets	66,295	36,654
Other assets	56,915	26,762
	$1,472,489	$814,908

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$13,500	$2,500
Revolving credit facility	-	8,000
Accounts payable	89,323	31,412
Accrued expenses and other	136,019	56,700
Operating lease liabilities	18,201	7,719
Deferred revenue	113,699	100,406
Total current liabilities	370,742	206,737

Long-term debt, net of current	381,743	45,995
Operating lease liabilities, net of current	55,857	37,202
Deferred revenue, net of current	25,911	20,482
Deferred income taxes	17,443	4,648
Other long-term liabilities	67,089	16,589
Total liabilities	918,785	331,653

Commitments and contingencies

Stockholders' equity:
Common stock	14	11
Additional paid-in capital	1,860,150	1,747,784
Accumulated deficit	(1,300,237)	(1,267,067)
Accumulated other comprehensive income	(6,223)	2,527
Total stockholders' equity	553,704	483,255
	$1,472,489	$814,908

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 31,	March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(33,170)	$(30,832)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	3,474	2,921
Amortization of intangible assets	14,334	11,922
Amortization of debt issuance costs	1,854	88
Stock-based compensation	2,976	4,139
Deferred income taxes	(99)	347
Reduction in deferred purchase consideration	(69)	(8,124)
Foreign currency exchange losses	854	352
Changes in operating assets and liabilities:
Accounts receivable	46,156	53,854
Inventory	4,468	3,692
Other operating assets	(478)	(762)
Accounts payable	(27,029)	(6,999)
Accrued expenses and other long-term liabilities	22,310	(13,095)
Deferred revenue	4,351	2,076
Net cash provided by operating activities	39,932	19,579

Cash flows from investing activities:
Purchases of property and equipment	(6,017)	(3,766)
Business acqusitions, net of cash acquired	(346,852)	-
Maturities of marketable securities	-	5,295
Sale and maturities of marketable securities	43,500	-
Net cash (used in) provided by investing activities	(309,369)	1,529

Cash flows from financing activities:
Borrowings under revolving line of credit	-	37,000
Principal payments on revolving line of credit	(8,000)	(35,000)
Proceeds from issuance of term debt	403,500	-
Principal payments of long-term debt	(48,750)	-
Payment of deferred purchase consideration	-	(21,876)
Principal payments of finance leases	(338)	(230)
Payment of debt issuance costs	(10,573)	-
Proceeds from the exercise of stock options	5	151
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(792)	(968)
Net cash provided by (used in) financing activities	335,052	(20,923)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(190)	59

Net increase in cash, cash equivalents and restricted cash	65,425	244
Cash and cash equivalents, beginning of year	44,643	43,694
Cash, cash equivalents and restricted cash, end of period	$110,068	$43,938

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation and amortization of intangible assets included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Stock-based compensation
Cost of revenue - product	$27	$14	$14
Cost of revenue - service	130	111	92
Cost of revenue	157	125	106

Research and development expense	558	539	507
Sales and marketing expense	752	763	984
General and administrative expense	1,509	3,020	2,542
Operating expense	2,819	4,322	4,033

Total stock-based compensation	$2,976	$4,447	$4,139

Amortization of intangible assets
Cost of revenue - product	$8,954	$8,314	$9,645
Sales and marketing expense	5,380	4,082	2,277

Total amortization of intangible assets	$14,334	$12,396	$11,922

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Revenue	$157,982
Less revenue attributable to ECI	(29,951)
Ribbon standalone revenue	$128,031

GAAP Total gross margin	51.6%	62.7%	47.6%
Stock-based compensation	0.1%	0.1%	0.1%
Amortization of intangible assets	5.7%	5.1%	8.1%
Non-GAAP Total gross margin	57.4%	67.9%	55.8%

GAAP Total gross profit	$81,570
Less total gross profit attributable to ECI	(10,651)
Ribbon standalone gross profit	$70,919

Ribbon standalone gross margin (Ribbon standalone gross profit/Ribbon standalone revenue)	55.4%
Stock-based compensation	0.1%
Amortization of intangible assets	6.2%
Non-GAAP Ribbon standalone gross margin	61.7%

GAAP Net loss	$(33,170)	$(150,363)	$(30,832)
Stock-based compensation	2,976	4,447	4,139
Amortization of intangible assets	14,334	12,396	11,922
Litigation costs	3,038	1,767	6,186
Impairment of goodwill	-	164,300	-
Acquisition- and integration-related expense	12,384	6,092	3,199
Restructuring and related expense	2,075	(49)	4,932
Reduction in deferred purchase consideration	-	-	(8,124)
Tax effect of non-GAAP adjustments	(764)	(8,929)	-
Non-GAAP net income (loss)	$873	$29,661	$(8,578)

(Loss) earnings per share
GAAP loss per share	$(0.27)	$(1.36)	$(0.29)
Stock-based compensation	0.02	0.04	0.04
Amortization of intangible assets	0.13	0.10	0.11
Litigation costs	0.02	0.02	0.06
Impairment of goodwill	-	1.49	-
Acquisition- and integration-related expense	0.10	0.06	0.03
Restructuring and related expense	0.02	*	0.05
Reduction in deferred purchase consideration	-	-	(0.08)
Tax effect of non-GAAP adjustments	(0.01)	(0.08)	-
Non-GAAP Diluted earnings per share or (loss) per share	$0.01	$0.27	$(0.08)

Weighted average shares used to compute (loss) per share or diluted earnings per share
GAAP Shares used to compute (loss) per share or diluted earnings per share	120,992	110,269	108,167
Non-GAAP Shares used to compute diluted earnings per share or (loss) per share	121,603	110,491	108,167

Adjusted EBITDA
GAAP Net loss	$(33,170)	$(150,363)	$(30,832)
Interest expense, net	3,395	525	1,364
Income tax provision	191	1,332	1,014
Depreciation	3,474	3,125	2,921
Amortization of intangible assets	14,334	12,396	11,922
Stock-based compensation	2,976	4,447	4,139
Litigation costs	3,038	1,767	6,186
Impairment of goodwill	-	164,300	-
Acquisition- and integration-related expense	12,384	6,092	3,199
Restructuring and related expense	2,075	(49)	4,932
Other expense (income), net	844	(316)	(7,774)
Non-GAAP Adjusted EBITDA	$9,541	$43,256	$(2,929)

*	Less than $0.01 impact on earnings (loss) per share.